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                                                                     EXHIBIT 9.1


                     VOTING AGREEMENT AND IRREVOCABLE PROXY
                     --------------------------------------

     THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Voting Agreement") is made and entered into as of ________, 2000, by and among America Online Latin America, Inc., a Delaware corporation (the "Company"), Riverview Media Corp., a British Virgins Islands corporation ("ODC") and the holder of shares of Series C Preferred Stock, par value $0.01 per share of the Company (the "Series C Preferred Stock"), and each of the Cisneros Family Members (as such term is defined in the Restated Certificate of Incorporation of the Company (the "Restated Certificate")) listed on Schedule A attached hereto (each, a "Family Member" and collectively, the "Family Members").

                                   RECITALS:

     WHEREAS, ODC intends to transfer by gift to each Family Member the number of shares of the Company's Series C Preferred Stock listed opposite each such Family Member's name on Schedule A; and

     WHEREAS, subject to the provisions of the Restated Certificate, upon a transfer of shares of Series C Preferred Stock by ODC, such shares automatically convert into Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") unless ODC obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Company and America Online, Inc., pursuant to which the transferee agrees to grant to ODC the right to vote all shares of Series C Preferred Stock transferred to such person, such vote to be at the sole discretion of ODC; and

     WHEREAS, the purpose of this Voting Agreement is to grant to ODC, as representative of the Family Members, the irrevocable right to vote the Proxy Shares (as defined below) in accordance with the provisions of the Restated Certificate.


     NOW, THEREFORE, for a valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  SHARES SUBJECT TO THIS VOTING AGREEMENT.  Upon the execution of this Voting
    ---------------------------------------
Agreement, all of the issued and outstanding shares of the Company's Series C Preferred Stock held of record by each Family Member as of the date hereof shall be subject to the terms and conditions set forth herein (the "Proxy Shares").

2.  IRREVOCABLE PROXY.
    -----------------

     (a) Each Family Member hereby irrevocably constitutes and appoints ODC as its exclusive attorney-in-fact and proxy (the "Proxy") to vote, or to execute and deliver written consents or otherwise act on their behalf, in any event in ODC's sole and absolute discretion with respect to all Proxy Shares held by such Family Member, as if such Family Member had personally attended such a meeting and had personally voted the Proxy Shares or had personally signed such written consent or written consents, including, without limitation, with respect to all
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matters for which the Proxy Shares held by such Family Member are granted voting rights pursuant to the provisions of the Delaware General Corporation Law. No Family Member shall have any right to vote, or give any consents or exercise any other voting rights with respect to, the Proxy Shares held by such Family Member for so long as this Voting Agreement shall remain in effect with respect to such Proxy Shares.

     (b) ODC is hereby authorized to attend, and vote the Proxy Shares in a Proxy vote at, any and all meetings of the stockholders of the Company, and any adjournments thereof, and to execute any and all written consents of stockholders of the Company to be executed on or after this date for the purpose of a vote at which the Proxy Shares are entitled to vote.

     (c) Each Family Member hereby affirms that this Proxy is given as a condition of said Voting Agreement and as such is coupled with an interest and is irrevocable.

     (d) Attendance by a Family Member at any meeting of the stockholders of the Company at which there will be a Proxy vote, or the provision of any notice with respect to or attempt to vote any Proxy Shares subject to this Voting Agreement, shall not constitute revocation of the Proxy granted hereby.

     (e) Each Family Member shall cooperate with ODC to enable ODC to vote the Proxy Shares or give written consents with respect thereto in a Proxy vote and shall execute all such documentation and take all such action as such ODC may reasonably request, in order to carry out the intention of this Voting Agreement.

3.  TERM.  This Voting Agreement shall be effective as of the date hereof, shall
    ----
be irrevocable thereafter and shall remain in full force and effect indefinitely from the date hereof, provided, however, that this Voting Agreement shall
                      -----------------
terminate immediately upon the transfer by a Family Member of any Proxy Shares with respect only to the Proxy Shares transferred. Upon such transfer, the Family Member shall be relieved of all obligations under this Voting Agreement with respect to such Proxy Shares transferred. In addition, this Voting Agreement shall terminate without further action by the parties upon the conversion into Class A Common Stock of all of the then outstanding shares of Series C Preferred Stock in accordance with the provisions of the Restated Certificate.

4.  LEGEND.  Each certificate representing the Proxy Shares shall include the
    ------
following legend:

          "The shares represented by this certificate are subject to the provisions of a Voting Agreement and Irrevocable Proxy dated _________, 2000, on file at the principal office of the Company."

Said legend shall be promptly removed by the Company from any certificate upon termination of this Voting Agreement with respect to all of the Proxy Shares represented by such certificate.

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5.  CHOICE OF LAW.  All questions concerning the construction, validity and
    -------------
interpretation of this Voting Agreement shall be governed by and construed in accordance with the domestic law of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.  ENFORCEMENT; AMENDMENT AND REVOCATION.  The Company, by its execution
    -------------------------------------
hereof, is hereby given the right to enforce the provisions of this Voting Agreement, and shall, among other things, be entitled to refuse to recognize any votes attempted to be cast in person, in writing or by another purported holder of a proxy, in any event in respect of any Proxy Shares then subject to the
provisions of this Voting Agreement by any Person other than ODC.   No Family
Member shall revoke or attempt to revoke the Proxy in whole or in part at any time prior to the termination of this Voting Agreement, whether in writing or otherwise, without the prior written consent of the Company, which consent may be granted or withheld in the sole and absolute discretion of the Company. Upon any such revocation, the Proxy Shares that are the subject of such revocation immediately shall, without further action on the part of the Company, be converted into shares of Class A Common Stock. Any amendment to this Voting Agreement shall be effective only if evidenced by a written instrument executed by the parties hereto, including, without limitation, by the Company upon authorization of the Company's Board of Directors; provided, that this Voting Agreement may be amended with respect to any single Family Member by such Family Member, ODC and the Company, and any such amendment as to a any single Family Member shall not affect the provisions hereof with respect to any other Family Members.


     IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year first above written specifically intending this Voting Agreement to constitute an instrument under seal.


AMERICA ONLINE LATIN AMERICA, INC.



By:
   -------------------------------
Name:
Title:


RIVERVIEW MEDIA CORP.



By:
   -------------------------------
Name:
Title:

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----------------------------------
Henrique Jorge Cisneros


----------------------------------
Andres Enrique Cisneros


----------------------------------
Helena Alicia Cisneros


----------------------------------
Adriana Mercedes Patricia Cisneros


----------------------------------
Carolina P. Cisneros


----------------------------------
Guillermo A. Cisneros


----------------------------------
Eduardo Enrique Ricardo Cisneros

                                       4
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                                   SCHEDULE A

NAME                        SHARES OF SERIES C PREFERRED STOCK
----                        ----------------------------------


Henrique Jorge Cisneros                         shares
                                    -----------

Andres Enrique Cisneros                         shares
                                    -----------

Helena Alicia Cisneros                          shares
                                    -----------

Adriana Mercedes Patricia Cisneros              shares
                                    -----------

Carolina P. Cisneros                            shares
                                    -----------

Guillermo A. Cisneros                           shares
                                    -----------

Eduardo Enrique Ricardo Cisneros                shares
                                    -----------

                                       5